UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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SUPPLEMENT TO THE PROXY STATEMENT
ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING
OF SHAREHOLDERS OF 1st SOURCE CORPORATION
TO BE HELD ON APRIL 23, 2020
1st Source Corporation (“the Company”) issued the following press release on March 31, 2020, which relates to the proxy statement (the “Proxy Statement”) dated March 13, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 31, 2020.
THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Contact:	For Immediate Release:
Lindsey Horner	March 31, 2020
hornerl@1stsource.com
574-235-2506
1st Source Corporation to Hold Virtual Annual Shareholder Meeting

South Bend, Ind. (March 31, 2020) – Today, 1st Source Corporation announced that its 2020 Annual Meeting of Shareholders will be held virtually, moving away from an in-person meeting due to the evolving nature of the coronavirus pandemic (COVID-19). In light of public health concerns, shareholders will not be able to attend the Annual Meeting physically in person.

Virtual meeting date:	Thursday, April 23, 2020
Virtual meeting time:	10:00 — 11:00 a.m. EST
Virtual meeting link:	www.virtualshareholdermeeting.com/SRCE2020

Shareholders of record at the close of business on February 14, 2020, are invited to vote their shares at www.proxyvote.com using the instructions provided with their proxy materials that were issued beginning March 13. Shareholders will also be able to vote and submit questions during the virtual meeting using the directions on the meeting website that day. All shareholders will need their control number to vote or ask questions; that number can be found on the proxy cards, voting instruction forms and other notices they have received. Whether or not shareholders plan to attend the virtual Annual Meeting, 1st Source Corporation urges all shareholders to vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

Technical assistance will be available for those attending the meeting.

1st Source Corporation, parent company of 1st Source Bank, has assets of $6.6 billion and is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. The Corporation includes 80 banking centers, 15 1st Source Bank Specialty Finance Group locations nationwide, eight Trust and Wealth Advisory Services locations and ten 1st Source Insurance offices. For more than 155 years, 1st Source has been committed to our mission of helping our clients achieve security, build wealth and realize their dreams. For more information, visit www.1stsource.com.
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